Exhibit 17.1

                             The Rightime Fund
                  (a series of The Rightime Funds, Inc.)

               PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  [Date]

     This proxy is being solicited on behalf of the Board of Directors of The Rightime Funds, Inc. ("Company") and relates to the proposal with respect to the Company, on behalf of The Rightime Fund, a series of the Company ("Rightime Fund"). The undersigned appoints as proxies David J. Rights and Edward S. Forst, Sr, and each of them (with power of substitution), to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held at XX p.m., at [Address], and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

     The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

     Your vote is important no matter how many shares you own. If you are not voting by phone or Internet, please sign and date this proxy below and return it promptly in the enclosed envelope or fax it to --------------------.

     To vote by touch-tone phone, please call [1-800-xxx-xxx] toll free. To vote by Internet, visit our website at ___________________________

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE RIGHTIME FUND
(a series of The Rightime Funds, Inc.)

Vote On Proposal                                       FOR   AGAINST
ABSTAIN

     To approve or disapprove a proposed Agreement and Plan of Reorganization ("Plan") between the Company, on behalf its series, the Rightime Fund and Federated Equity Funds, on behalf of its series, Federated Capital Appreciation Fund ("Federated Fund"), whereby the Rightime Fund would deliver its assets to the Federated Fund in exchange solely for the Federated Fund's shares, which will then be distributed pro rata by the Rightime Fund to the holders of its shares, followed by the complete liquidation of the Rightime Fund.

     YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FAX IT TO ____________.

     TO VOTE BY TOUCH-TONE PHONE, PLEASE CALL 1-[800-XXX-XXX] TOLL FREE. TO VOTE BY INTERNET, VISIT OUR WEBSITE AT _______________________.

     Please sign exactly as name appears hereon. If shares are held in the name of joint owners, at least one owner must sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

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Signature (owner, trustee, custodian, etc.)                   Date